SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      March 9, 2006

I.D. SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15087	22-3270799
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

One University Plaza, Hackensack, NJ	07601

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code      (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry Into a Material Definitive Agreement; Item 8.01. Other Events.

On March 10, 2006, I.D. Systems, Inc. (the “Company”), announced the offer and sale of 2,750,000 shares of the Company’s common stock, $0.01 par value per share, at a price per share of $21.75, pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated March 9, 2006, between the Company and Morgan Keegan & Company, Inc., as Representative of the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”).

The Company estimates that the net proceeds from the financing will be approximately $55.7 million after deducting estimated costs associated with the offering.

Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to 412,500 additional shares, solely to cover over-allotments, if any. Such option has not yet been exercised.

The shares were issued pursuant to a registration statement on Form S-3 and a registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended.

The Company’s common stock is traded on the Nasdaq National Market under the symbol “IDSY.”

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. For more information, see the Company’s press release, dated March 10, 2006, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	1.1	Underwriting Agreement, dated as of March 9, 2006, by and between I.D. Systems, Inc. and Morgan Keegan & Company, Inc., as Representative of the several Underwriters named in Schedule I thereto.

	99.1	Press release dated March 10, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
	Name:	Ned Mavrommatis
	Title:	Chief Financial Officer

Date:      March 10, 2006